UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2018, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) entered into an Incremental Joinder and Second Amendment to Credit Agreement (the “Amendment Agreement”) among the Company, the Mohegan Tribe of Indians of Connecticut (the “Tribe”), the other Loan Parties party thereto, Citizens Bank, N.A., as administrative agent (in such capacity, the “Agent”) and L/C Issuer, and the other lenders party thereto, amending that certain Credit Agreement, dated as of October 14, 2016 (as heretofore amended, the “Credit Agreement”, and as amended by the Amendment Agreement, the “Amended Credit Agreement”), by and among the Company, the Tribe, the Agent and the lenders and other parties from time to time party thereto.

The Amendment Agreement amends the Credit Agreement to, among other things, make changes to the covenants and other provisions therein and to change the interest rate applicable to borrowings under (A) the senior secured term loan A facility to (i) for base rate loans, a base rate equal to the highest of (x) the prime rate, (y) the federal funds rate plus 50 basis points and (z) the one-month LIBOR rate plus 100 basis points (the highest of (x), (y) and (z), the “base rate”), plus a leverage-based margin of 100 to 312.5 basis points and (ii) for Eurodollar rate loans, the applicable LIBOR rate (subject to a 0.00% LIBOR floor) plus a leverage-based margin of 200 to 412.5 basis points, and (B) the senior secured term loan B facility to (i) for base rate loans, the base rate plus a leverage-based margin of 300 to 337.5 basis points and (ii) for Eurodollar rate loans, the applicable LIBOR rate (subject to a 1.00% LIBOR floor) plus a leverage-based margin of 400 to 437.5 basis points.

In addition, pursuant to the Amendment Agreement, immediately after the effectiveness of the amendments described above, the Company established $80,000,000 of increased revolving commitments and borrowed $80,000,000 of increased term B loans (such increased commitments and loans, collectively, the “Incremental Facilities”) on the same terms as the Company’s existing revolving commitments and term B loans, respectively. A description of certain material terms of the existing revolving commitments and term B loans is included under the caption “New Senior Secured Credit Facilities” within Item 1.01 of the Company’s Current Report on Form 8-K dated October 14, 2016 (the “October 2016 Form 8-K”), which description is incorporated herein by reference.

The net proceeds of the Incremental Facilities will be used for working capital and other general corporate purposes, including additional investments.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein, and by reference to the Credit Agreement, which the Company previously filed as Exhibit 10.1 to the October 2016 Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

No.	Exhibit

10.1	Incremental Joinder and Second Amendment to Credit Agreement, dated April 12, 2018, among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut, the other Loan Parties party thereto, Citizens Bank, N.A. as administrative and L/C Issuer, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: April 13, 2018	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board